U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                             FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported):
                                             September 23, 1999

                   Commission File No.   0-22524

                   REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

         California                           68-0227324
(State or other jurisdiction of      (IRS Employer incorporation
 or organization)                     Identification Number)

3440 Airway Drive, Santa Rosa  California       95403
(Address of principal executive offices)      (Zip Code)

Issuer's telephone number, including area code:  (707) 542-2600

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.


                            SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           REAL GOODS TRADING CORPORATION
                                     (Registrant)

Date:  September 23, 1999

By:  [S]LESLIE B. SEELY
        Leslie B. Seely, Chief Financial Officer
                      Attachment A

For Immediate Release
For More Information:
John Schaeffer, CEO; 707.521.4444
Mark Swedlund, President; 707.521.4400
Les Seely, CFO; 707.521.4410
Tanya Queen, PR Coordinator; 707.521.4462


REAL GOODS SELLS 16% OF COMPANY TO WHOLE FOODS MARKET FOR $3.6 MM
STRATEGIC PARTNERSHIP TO FOCUS ON BROAD BASED INTERNET AND
RETAIL EXPANSION

Santa Rosa, California, 23 September 1999 Real Goods Trading Corporation (Nasdaq: RGTC, Chicago Exchange: RGT), a California based retailer of environmental and renewable energy products using catalogs, retail stores, and the Internet, announced today that it has sold 800,000 shares of common stock to Whole Foods Market, Inc. (Nasdaq: WFMI) for $3.6 million ($4.50 per share). These newly issued shares will give Whole Foods a 16.4% ownership stake in Real Goods and Whole Foods will receive one seat on the Real Goods Board of Directors.

The companies also announced a wide-ranging strategic alliance covering Internet and retail initiatives. Real Goods will be a strategic partner in Whole Foods Market's new WholePeople.com Internet initiative, and its new web site will offer for sale all of the Real Goods products. Real Goods also anticipates opening up to 20 new stores adjacent to Whole Foods Markets over the next five years and will be experimenting with retail "kiosks" in existing high volume Whole Foods Markets stores.

John Mackey, CEO of Whole Foods Market commented, "I admire Real Goods Trading Corporation as a pioneer in driving consumer interest in environmental products and renewable energy. I know our customers will appreciate the opportunity to get to know this fine company and its products better. We believe this investment will be an excellent one for our investors and all of our other stakeholders."

Real Goods Chairman and CEO John Schaeffer commented, "We're always seeking ways to leverage our brand name and take our products and mission to many more consumers. It is clear that Whole Foods Market serves a customer base, which, while much bigger than ours, is comprised of people who have the same core beliefs as ours. This partnership is truly synergistic. We will get access to many, many consumers who are interested in our environmental products, and Whole Foods will gain expertise in new product areas. We are delighted to have the opportunity to work with such a great company as Whole Foods Market."

Real Goods President Mark Swedlund added, "In the next few weeks, Real Goods products will begin to appear on the WholeFoods.com site and then on the WholePeople.com site when it launches next spring. In November, we will be opening a store adjacent to the Whole Foods Market in Los Gatos, California. We'll also be promoting www.wholefoods.com in our holiday catalog, along with our www.realgoods.com website. The long-term opportunities for cross marketing to the Whole Foods customer base via Internet, catalog and retail stores are enormous. In addition, Whole Foods has built a very profitable billion-dollar business while staying true to their mission of providing the American consumer with natural and organic products. We expect to learn much in working with them; we could not have found a better partner."

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Certain Considerations" in the Company's annual report on Form 10-KSB for the year ended March 31, 1999. These include risks and uncertainties relating to sales growth, availability of capital, customer preferences and the general economy.

Real Goods Trading Corporation sells a broad range of renewable energy and sustainable living products through its catalogs and retail stores and on its Website (www.realgoods.com) (call
1.800.762.7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The Company's common stock is publicly traded on the Chicago Stock Exchange under the symbol "RGT", on the Nasdaq Small Cap market under the symbol "RGTC", and through a bulletin board maintained on its web site (http://www.realgoods.com).

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